Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Argentex Mining Corporation (the "Company") on Form 10-QSB for the three months ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher Ian Dyakowski, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Argentex Mining Corporation and will be retained by Argentex Mining Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 3, 2004	By:	/s/CHRISTOPHER IAN DYAKOWSKI
Christopher Ian Dyakowski
Chief Executive Officer and
Chief Financial Officer